UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 20, 2017

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01   Completion of Acquisition or Disposition of Assets.

On December 20, 2017, Earthstone Energy, Inc. (“Earthstone” or the “Company”), closed its previously announced agreement to sell all of its oil and natural gas leases, oil and natural gas wells and associated assets located in the Williston Basin in North Dakota (the “Bakken Sale”) to Statoil Oil & Gas LP, an unaffiliated party. The sale resulted in net proceeds of approximately $26.7 million after normal and customary purchase price adjustments of $0.3 million to account for net cash flows from the effective date to the closing date. The effective date of the Bakken Sale was December 1, 2017.  The net proceeds were used to repay $25.0 million of outstanding borrowings under the Company’s credit facility and the remaining $1.7 million retained in cash for current operating funds.

Item 8.01   Other Events.

On December 21, 2017, the Company issued a press release in which it announced that it closed the Bakken Sale.  A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited consolidated financial statements of Bold Energy III LLC (“Bold”) as of and for the years ended December 31, 2016 and 2015 (the “Audited Financial Statements”), and the unaudited interim consolidated financial statements of Bold as of and for the three months ended March 31, 2017 (the “Interim Financial Statements”) are filed herein as Exhibits 99.2 and 99.3, respectively.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2016 and the nine months ended September 30, 2017 are attached hereto as Exhibit 99.1. These unaudited pro forma financial statements give effect to the Bakken Sale and the Contribution Agreement dated as of November 7, 2016, and as amended on March 21, 2017 (the “Contribution Agreement”), by and among the Company, Earthstone Energy Holdings, LLC, a Delaware limited liability company, Lynden USA Inc., a Utah corporation, Lynden USA Operating, LLC, a Texas limited liability company, Bold Energy Holdings, LLC, a Texas limited liability company, and Bold, on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1

Unaudited pro forma condensed combined balance sheet of Earthstone Energy, Inc. as of September 30, 2017, and unaudited pro forma condensed combined statements of operations of Earthstone Energy, Inc. for the twelve months ended December 31, 2016 and the nine months ended September 30, 2017.

99.2

Audited consolidated financial statements of Bold Energy III LLC as of and for the years ended December 31, 2016 and 2015 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K/A filed by the Registrant with the SEC on July 31, 2017).

99.3

Unaudited interim consolidated financial statements of Bold Energy III LLC as of and for the three months ended March 31, 2017 (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K/A filed by the Registrant with the SEC on June 2, 2017).

99.4	Press Release dated December 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: December 27, 2017	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration